UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 20, 2019
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2019, the Board of Directors (the “Board”) of Chimerix, Inc. (the “Company”) appointed David Jakeman, CPA, age 42, as the Company’s Executive Director of Finance and Accounting serving as the Company’s principal accounting officer, effective immediately.

Mr. Jakeman has worked in various finance-related roles at the Company since 2009, most recently serving as the Company’s Director of Finance since January 2011. Prior to joining the Company, from 2000 to 2009, Mr. Jakeman worked at Ernst & Young LLP in their assurance practice. Mr. Jakeman earned a BS in Business Administration and a Masters in Accounting from the University of North Carolina at Chapel Hill.

In connection with Mr. Jakeman’s appointment as the Company’s Executive Director of Finance and Accounting the Board, upon the recommendation of the Compensation Committee of the Board, approved an increase in Mr. Jakeman’s annual base salary to $215,000 and granted Mr. Jakeman a stock option to purchase up to 10,000 shares of the Company’s common stock, which will vest in equal monthly installments over four years and have an exercise price equal to the closing price of the Company’s common stock on the date of grant.

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 20, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 25, 2019, the record date for the Annual Meeting, 51,071,967 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 43,692,666 shares of common stock were present in person or represented by proxy for the three proposals summarized below.

Proposal 1: Election of directors

The Company’s stockholders elected the three persons listed below as Class III directors, each to serve until the Company’s 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Patrick Machado	34,224,004	1,413,736	8,054,926
Fred A. Middleton	34,216,999	1,420,741	8,054,926
Catherine L. Gilliss, Ph.D., R.N., FAAN	34,219,266	1,418,474	8,054,926

Proposal 2: Ratification of the selection of independent registered public accounting firm

The Company’s stockholders ratified the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The final voting results are as follows:

Votes For	41,985,816
Votes Against	1,593,585
Abstentions	113,265
Broker Non-Votes	0

Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The final voting results are as follows:

Votes For	35,146,358
Votes Against	449,008
Abstentions	42,374
Broker Non-Votes	8,054,926

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: June 21, 2019
	By:	/s/ Michael Alrutz
Michael Alrutz
Senior Vice President, General Counsel and Corporate Secretary